SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 3, 2006

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

AK Steel Holding Corporation is hereby furnishing the following information under Regulation FD:

The amount of expected expense associated with the Consent Decree referred to in the Press Release attached hereto as Exhibit 99.1 has been fully reserved and is not at this time expected to have any impact on AK Steel’s Income Statements over the multi-year project.

Item 8.01	Other Events.

On April 3, 2006, AK Steel Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that the company has reached agreement with federal and Ohio environmental protection agencies, as well as the Sierra Club and Natural Resources Defense Council, to settle alleged violations of environmental regulations in and adjacent to the company’s Middletown (OH) Works.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit:

99.1	Press Release issued on April 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: April 4, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on April 3, 2006